UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2021

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	AVY	New York Stock Exchange
1.25% Senior Notes due 2025	AVY25	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2021, Avery Dennison Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CB Velocity Holdings, LLC, a Delaware limited liability company (“CB Velocity”), Lobo Merger Sub, LLC, a Delaware limited liability company (“Merger Sub” and, together with the Company, the “Buyer Parties”), and Charlesbank Equity Fund VIII, Limited Partnership, a Massachusetts limited partnership, solely in its capacity as the representative of CB Velocity’s unitholders (the “Seller Representative”), pursuant to which the Company agreed to acquire CB Velocity (the “Acquisition”).

The Acquisition will be accomplished by means of a merger (the “Merger”) of Merger Sub with and into CB Velocity, with CB Velocity continuing as the surviving company and becoming a direct, wholly owned subsidiary of the Company. At the effective time of the Merger (the “Effective Time”), (a) each Class A-1, A-2 and B Unit (other than the unvested restricted units and together, the “Units”) of CB Velocity will be automatically canceled and retired and each holder of the Units will cease to have any rights with respect thereto, except the right to receive (i) a portion of $1,450,000,000 (less the Escrow Amount and Seller Representative Holdback Amount defined below) that is attributable thereto pursuant to the allocation schedule contemplated by the Merger Agreement, with such cash being subject to a customary adjustment based, among other things, on the amount of CB Velocity’s transaction expenses, certain amounts of CB Velocity’s debt on the closing date and CB Velocity’s working capital on the closing date and (ii) a portion of $12,000,000 (the “Escrow Amount”) that will be placed in escrow in connection with the purchase price adjustment and a portion of $1,500,000 (the “Seller Representative Holdback Amount”) that will be paid to the Seller Representative to fund certain fees and expenses incurred by the Seller Representative in connection with the Merger Agreement, in each case, if and to the extent paid pursuant to the terms of the Merger Agreement and (b) each unvested restricted unit will be canceled and terminated with no payment made with respect thereto.

In connection with the execution of the Merger Agreement, the Company entered into a support agreement (the “Support Agreement”) with CB Shelfedge Holdings, LLC, which currently controls a majority of CB Velocity’s voting Units. The Support Agreement provides, among other things, that CB Shelfedge Holdings, LLC irrevocably and unconditionally approves the Merger Agreement and the transactions contemplated thereby (including the Merger) and agrees to execute and deliver the Requisite Member Consent (as defined below) to the Company promptly (and in no event later than 24 hours) after execution of the Merger Agreement. CB Shelfedge Holdings, LLC delivered such Requisite Member Consent to the Company on July 27, 2021 after execution of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by CB Velocity, the Company and Merger Sub. Except with respect to claims of fraud, the representations and warranties in the Merger Agreement will not survive the closing. The consummation of the Merger is subject to certain customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The consummation of the Merger is not subject to any financing contingency.

The Merger Agreement may be terminated under certain circumstances, including by the Company or CB Velocity if the closing does not occur by October 27, 2021 (the “Outside Date”), unless all closing conditions have been satisfied with the exception of the expiration or termination of the waiting period under the HSR Act, in which case the Outside Date will automatically be extended to January 27, 2021.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or CB Velocity. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the

Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or CB Velocity at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1    Agreement and Plan of Merger, dated as of July 27, 2021, by and among Avery Dennison Corporation, CB Velocity Holdings, LLC, Lobo Merger Sub, LLC and Charlesbank Equity Fund VIII, Limited Partnership, as unitholder representative.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 27, 2021, by and among Avery Dennison Corporation, CB Velocity Holdings, LLC, Lobo Merger Sub, LLC and Charlesbank Equity Fund VIII, Limited Partnership, as unitholder representative.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: July 30, 2021	By:	/s/ Ignacio J. Walker
Name: Ignacio J. Walker
Title: Vice President and Chief Legal Officer